EXHIBIT 1.1

$125,000,000

TRUE TEMPER SPORTS, INC.

8-3/8% Senior Subordinated Notes due 2011

PURCHASE AGREEMENT

March 3, 2004

CREDIT SUISSE FIRST BOSTON LLC
GOLDMAN, SACHS & CO.
c/o Credit Suisse First Boston LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

1.              Introductory.  True Temper Sports, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S. $125,000,000 principal amount of its 8-3/8% Senior Subordinated Notes due 2011 (the “Offered Securities”) to be issued under an indenture, dated as of March 15, 2004 (the “Indenture”), among the Company, the Guarantors (as defined below) and The Bank of New York, as trustee (the “Trustee”).  The Offered Securities will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Company named in Schedule B hereto (each a “Guarantor” and, collectively, the “Guarantors”).  The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.”

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be dated the Closing Date (as defined below) among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”) for so long as such Offered Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement).  Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Offered Securities in a like aggregate principal amount as the Offered Securities originally issued under the Indenture, identical in all material respects to the Offered Securities and the Guarantees and registered under the Securities Act (the “Exchange Notes” and the “Exchange Guarantees,” and together, the “Exchange Securities”) to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Offered Securities and to use all commercially reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.  The Offered Securities and the Exchange Securities are referred to collectively as the “Securities”.

The Offered Securities are being issued and sold in connection with the acquisition (the “Acquisition”) by TTS Holdings LLC (“Holdings”) of substantially all of the capital stock in True Temper Corporation, a Delaware corporation which owns 100% of the capital stock of the Company (the “Parent”), pursuant to a stock purchase agreement, dated as of January 30, 2004 (the “Acquisition Agreement”).  In connection with the Acquisition, (i) the Company will enter into a new senior credit facility consisting of a $110.0 million term loan facility and a $20.0 million revolving credit facility (the “Senior Credit Facility”), (ii) Holdings will contribute $118.5 million cash to the Parent for common equity and certain existing member of management of the Company will contribute $3.5 million cash to the Parent for common equity (collectively, the “Equity Investment”) and (iii) the Company will issue the Offered Securities.  As used herein, the term the “Transactions” means collectively (a) the offering of the Offered Securities, (b) entering into the Senior Credit Facility, (c) the Equity Investment, (d) the Acquisition and related transactions and (e) the use of proceeds from the offering of Offered Securities and the Equity Investment and the borrowings under the Senior Credit Facility as described under the caption “Use of Proceeds” in the Offering Circular.  As used herein, the term “Operative Documents” refers to this Agreement, the Registration Rights Agreement (as defined below), the Indenture, the Securities and the Guarantees.

Each of the Company and the Guarantors hereby agrees with the several Purchasers as follows:

2.              Representations and Warranties of the Company and the Guarantors.  Each of the Company and the Guarantors represents and warrants to, and agrees with, the several Purchasers that:

(a)          A preliminary offering circular and an offering circular relating to the Offered Securities have been prepared by the Company and the Guarantors.  Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the “Offering Document”.  On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC (“CSFB”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.  Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), taken as a whole, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b)         The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(c)          Each Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Circular.  Each Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.  All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects (except (i) as otherwise set forth in the Offering Circular or the Exchange Act Reports, (ii) as pledged to secured indebtedness of the Company and/or its subsidiaries pursuant to the Senior Credit Facility and other instruments evidencing indebtedness existing on the Closing Date, (iii) for statutory liens for current taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and (iv) for restrictions and other limitations on the transfer thereof pursuant to applicable federal, state and foreign securities laws (the liens, encumbrances and defects described in the preceding clauses (i) through (iv) are herein referred to as “Permitted Liens”)).

(d)         The execution and delivery of the Indenture have been duly authorized by the Company and each of the Guarantors; the Indenture, when duly executed and delivered by each of the parties thereto, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture will conform to the description thereof contained in the Offering Circular.

(e)          The Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (assuming the due authentication of the Offered Securities by the Trustee in accordance with the terms of the Indenture), such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Circular, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)            The Guarantee of the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (assuming the due authentication of the Offered Securities and the Guarantees by the Trustee in accordance with the terms of the Indenture), will have been duly executed and delivered by such Guarantor and will conform to the description thereof contained in the Offering Circular and such Guarantee will constitute a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g)         On the Closing Date, the Exchange Notes will have been duly authorized by the Company; and when the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)         On the Closing Date, the Exchange Guarantees will have been duly authorized by the Guarantors; and when the Exchange Guarantees are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Guarantees will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Guarantors, enforceable against the applicable Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(i)             Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation or default would individually or in the aggregate have a Material Adverse Effect.

(j)             The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors.  When the Registration Rights Agreement has been duly executed and delivered by each of the parties thereto, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that any rights to indemnity and contributions may be limited by federal and state securities laws and public policy considerations.  On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

(k)          Except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between the Company or any of the Guarantors and any person that would give rise to a valid claim against the Company, any of the Guarantors or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale by the Company of the Offered Securities.

(l)             No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents or in connection with the issuance and sale of the Securities by the Company except for (i) the filing with the Commission of the appropriate registration statement (and all necessary and advisable amendments thereto) and the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, (ii) the filing of a notice of sale on Form D as required by Rule 503 of Regulation D of the Securities Act and (iii) filings under state securities laws.

(m)       The execution, delivery and performance of the Operative Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of: (i) any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument listed on Schedule D hereto to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (collectively, the “Material Agreements”), or (iii) the charter or by-laws of the Company or any such subsidiary, except, in the cases of clauses (i) and (ii) above, for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)         This Agreement has been duly authorized, executed and delivered by the Company.

(o)         Except as disclosed in the Offering Circular, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects (other than Permitted Liens) that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Circular, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions (other than Permitted Liens) that would materially interfere with the use made or to be made thereof by them.

(p)         The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q)         No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(r)            The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where any failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the

Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s)          Except as disclosed in the Offering Circular, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), and, to their knowledge, owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would lead to such a claim.

(t)            Except as disclosed in the Offering Circular and after consultation with the Company’s counsel, there are no pending actions, suits or proceedings against or, to the Company’s knowledge, affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(u)         The historical financial statements included in the Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as otherwise stated therein; and the assumptions used in preparing the pro forma financial statements included in the Offering Circular provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described in the Offering Circular, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(v)         Except as disclosed in the Offering Circular, since the date of the latest audited financial statements included in the Offering Circular there has been no material adverse change, nor any development or event that is reasonably expected to involve a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (other than (i) the issuance of ratings of the Company, the Senior Credit Facility and the Offered Securities by Moody’s Investors Service pursuant to its release issued on February 24, 2004 and (ii) the issuance of ratings of the Company, the Parent, the Senior Credit Facility and the Offered Securities and the issuance of negative outlooks for the Company and the Parent by Standard & Poor’s Rating Group, Inc. pursuant to its release issued on February 24, 2004, such ratings and outlook issuances set forth in clauses (i) and (ii), collectively the “Ratings Issuances”), and, except (A) as disclosed in or contemplated by the Offering Circular, (B) as provided in the Acquisition Agreement or (C) paid or made in the ordinary course of business consistent with past practices, since the date of the latest audited financial statements included in the Offering Circular there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(w)       The Company files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(x)           The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an “investment company” as defined in the Investment Company Act.

(y)         No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities or the Guarantees are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(z)           On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(aa)    None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Offered Securities or the Guarantees.

(bb)  No registration under the Securities Act of the Offered Securities or the Guarantees is required for the initial sale of the Offered Securities and the Guarantees to the Purchasers as contemplated hereby or for the initial resale thereof by the Purchasers in the manner contemplated hereby, in each case, assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4 hereof and the compliance by the Purchasers of their respective covenants and agreements set forth in Section 4 hereof; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(cc)    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Company, its affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) have complied and will comply with the offering restrictions requirement of Regulation S.  The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(dd)  Except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities and Guarantees registered pursuant to any registration statement or in any securities being registered pursuant to any other Registration Statement.

(ee)    Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, in each case, as in effect on the Closing Date.

(ff)        The Company and its subsidiaries, taken together, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance (other than payments of premium and other payments in the ordinary course of business) or (ii) has reasonable grounds to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

(gg)  Since the Ratings Issuances on February 24, 2004, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company any Guarantor or any securities of the Company or any Guarantor, in each case, other than a reiteration or reannouncement of the Ratings Issuances.

(hh)  No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(ii)          Neither the Company nor the Guarantors has violated any provisions of the Employee Retirement Security Act of 1974, as amended (“ERISA”), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except where any such violation would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)          The Offering Circular contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(kk)    No relationship, direct or indirect, that will be in effect following the Closing Date and is required to be described under Item 404 of Regulation S-K, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers or stockholders of the Company and its subsidiaries on the other hand, which is not described in the Offering Circular.

(ll)          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general and specific authorization and (iv) the recorded accountability for assets is compared with existing assets at periodic intervals and appropriate action is taken with respect to any differences.

(mm)                      Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (the “Sarbanes-Oxley Act”) with respect to all annual and quarterly reports required to be filed by it to the Commission to which the Sarbanes-Oxley Act applies.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(nn)  All material tax returns required to be filed by the Company and its subsidiaries in any jurisdiction have been filed, other than any filings not yet due or being contested in good faith, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries have been paid, other than those not yet payable or being contested in good faith and for which adequate reserves have been provided or which would not, individually or in the aggregate, have a Material Adverse Effect.

(oo)  To the knowledge of the Company and each Guarantor, prior to the date hereof, neither the Company nor any of its subsidiaries has taken any action which is designed to or which has constituted or which would have been expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

(pp)  The market-related and customer-related data and estimates included in the Offering Circular, if any, are based on or derived from sources which the Company reasonably believes to be reliable.

(qq)  The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company.

(rr)        To the knowledge of the Company, KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as contemplated by the Securities Act and the rules and regulations of the Commission thereunder.

3.              Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the

Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Circular. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company or as the Company may direct at the office of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at 9:00 A.M. (New York time), on March 15, 2004, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

4.               Representations by Purchasers; Resale by Purchasers.  (a)  Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)   Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.  Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.  Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)   Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d)   Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)   Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or any of the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom

5.               Certain Agreements of the Company and the Guarantors.  Each of the Company and the Guarantors agrees with the several Purchasers that:

(a)   The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplementation without CSFB’s consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Circular to comply with any applicable law, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance.  Neither CSFB’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)   The Company will furnish to CSFB copies of any Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.  The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)   The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company and the Guarantors will not be required to (i) qualify to do business in any jurisdiction they are not now so qualified, (ii) take any action that would subject them to service of process in suits (other than those suits arising out of the offering or sale of the Offered Securities) in any jurisdiction where they are not now so subject or (iii) subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction where they are not now so subject.

(d)   During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e)   During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(f)   During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)   The Company and the Guarantors will pay all expenses incidental to the performance of its obligations under this Agreement, the Operative Documents, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the Guarantees and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Operative Documents, the related Guarantees, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities for trading in The PortalSM Market (“PORTAL”) and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) for any reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto, (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, and (vii) for reasonable and documented expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company and Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for all reasonable and documented travel expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

(h)   In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i)   For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (other than the Offered Securities or the Exchange Securities) without the prior written consent of CSFB Shares representing the right to receive any such securities.  The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6.              Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a)   The Purchasers shall have received a letter, dated the date of this Agreement, of KPMG LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Company set forth in the Offering Document.

(b)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook, in each case, other than a reiteration or reannouncement of the Ratings Issuances; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including

CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c)   The Purchasers shall have received an opinion, dated the Closing Date, of Mayer Brown Rowe & Maw LLP, counsel for the Company, a written opinion, or letter or letters, dated the Closing Date, that:

(i)             The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and the Company is qualified to do business as a foreign corporation in good standing in the jurisdictions set forth on a schedule to such opinion to be agreed (it being understood that such counsel may rely on the opinion of Kirkland & Ellis LLP for purposes of the due incorporation opinion only or, if the opinion of Kirkland & Ellis LLP does not contain such due incorporation opinion, then on a certificate from the Company);

(ii)          Each Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and each Guarantor is qualified to do business as a foreign corporation in good standing in the jurisdictions set forth on a schedule to such opinion to be agreed (it being understood that such counsel may rely on the opinion of Kirkland & Ellis LLP for purposes of the due incorporation opinion only or, if the opinion of Kirkland & Ellis LLP does not contain such due incorporation opinion, then on a certificate from the Company);

(iii)       The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered by the Company and conform to the description thereof contained in the Offering Circular; and the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)      The Guarantee of the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and has been duly executed and delivered by each such Guarantor and conforms to the description thereof contained in the Offering Circular.  When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor thereof will constitute valid and legally binding obligations of such

Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v)         The Exchange Securities have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vi)      The Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Circular.  When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vii)   The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an “investment company” as defined in the Investment Company Act;

(viii)                        No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company except (i) such as may be required under state securities laws, (ii) the filing with the Commission of the appropriate registration statement (and all necessary and advisable amendments thereto) and the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective and (iii) the filing of a notice of sale on Form D as required by Rule 503 of Regulation D of the Securities Act;

(ix)        The execution, delivery and performance of the Operative Documents and the issuance and sale of the Offered Securities by the Company and the Guarantors in accordance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Guarantor or any of their properties, or any Material Agreements, or the charter or by-laws of the Company or any Guarantor, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(x)           Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchasers and counsel for the Purchasers, at which conferences the contents of the Offering Circular and related matters were discussed, and, although such counsel has not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, on the basis of the foregoing, no facts have come to such counsel’s attention which leads it to believe that the Offering Circular, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contains or contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and related notes thereto and the other financial data included in the Offering Circular);

(xi)        The statements in the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the principal terms and provisions of the Offered Securities, fairly summarize such terms and provisions in all material respects; and the statements in the Offering Circular under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute a summary of the United States federal tax consequences referred to therein, fairly summarize the United States federal tax consequences of the ownership and disposition of the Offered Securities in all material respects;

(xii)     This Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and legally binding obligation of the Company and each of the Guarantors, enforceable in accordance with its terms, subject to bankruptcy,  insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that any rights to indemnity and contributions may be limited by federal and state securities laws and public policy considerations;

(xiii)  The Acquisition Agreement has been duly authorized, executed and delivered by the Company, and is a valid binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (it being understood that such counsel may rely on the opinion of Kirkland & Ellis LLP);

(xiv)                         The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

(xv)    No registration under the Securities Act of the Offered Securities or the Guarantees is required for the initial sale of the Offered Securities and the Guarantees to the Purchasers as contemplated hereby or for the initial resale thereof by the Purchasers in the manner contemplated hereby, in each case, assuming (A) the accuracy of the Purchasers’ representations and warranties set forth in Section 4 hereof, (B) the compliance by the Purchasers of their respective covenants and agreements set forth in Section 4 hereof and (C) the consummation of such initial sales and initial resales solely in the manner contemplated hereby;

(d)   The Purchasers shall have received from Latham & Watkins LLP, special counsel for the Purchasers, such opinion, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, Offering Circular and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(e)   The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Circular or as described in such certificate.

(f)   The Purchasers shall have received a letter, dated the Closing Date, of KPMG, LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(g)   The Acquisition and the other Transactions shall be consummated simultaneously with the closing of the offering of Offered Securities.

(h)   On the Closing Date, the Company’s existing credit facility shall have been terminated, and the Senior Credit Facility shall have been entered into and be effective on terms that conform to the description thereof in the Offering Circular.

(i)   On the Closing Date, the Company shall have redeemed, defeased or otherwise acquired or retired all of its outstanding 10.875% Senior Subordinated Notes due 2008 in accordance with the terms of the indenture governing such notes.

The Company and each Guarantor will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

7.               Indemnification and Contribution.  (a)  The Company and each Guarantor will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any reasonable and documented losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any such losses, claims, damages or liabilities arising out of or based upon the Company’s or any Guarantor’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser (or any person controlling any Purchaser) with respect to any losses, claims, damages arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Circular or (y) the omission or alleged omission to state in the Preliminary Offering Circular a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company furnished sufficient copies of the Offering Circular on a timely basis to permit delivery of the Offering Circular to all persons purchasing notes from the Purchasers in the initial resale of such notes (such persons “Initial Resale Purchasers”) at or prior to the written confirmation of the sale of the Offered Securities to such person; (2) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Offered Securities in the initial resale from the Purchasers and a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser; and (3) the Offering Circular would have cured the defect giving rise to such losses, claims, damages or liabilities.

(b)         Each Purchaser will severally and not jointly indemnify and hold harmless the Company and each Guarantor and their directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any reasonable and documented losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the second sentence in the third paragraph and the tenth paragraph, each under the caption “Plan of Distribution;” provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)          Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)         If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company and the Guarantors under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions paid to such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)          The obligations of the Company and each Guarantor under this Section shall be in addition to any liability which the Company and each Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8.               Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

9.               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.       Termination of Agreement.   Notwithstanding the provisions of this Agreement, unless the Acquisition is consummated pursuant to the terms of the Acquisition Agreement and the purchase of the Offered Securities by the Purchasers is consummated pursuant to the terms hereof, in each case, on or prior to March 17, 2004, this Agreement shall terminate and cease to be in force and effect, at which time none of the Company, the Guarantors or the Purchasers shall have any rights or obligations hereunder.

11.         Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group, fax:  212-325-4296, or, if sent to the Company or any Guarantor, will be mailed, delivered or telegraphed and confirmed to it at 8275 Tournament Drive, Suite 200, Memphis, Tennessee 38125, Attention:  Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company and the Guarantors as if such holders were parties thereto to the extent that information required to be delivered pursuant to Section 5(b) hereof is not available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

13.         Representation of Purchasers.  You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFB will be binding upon all the Purchasers.

14.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.       Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

TRUE TEMPER SPORTS, INC.

By:	/s/ FRED H. GEYER
Name: Fred H. Geyer
Title: Senior Vice President

EL CAJON EQUIPMENT CORPORATION

By:	/s/ FRED H. GEYER
Name: Fred H. Geyer
Title: President

TRUE TEMPER SPORTS, PRC HOLDINGS, INC.

By:	/s/ FRED H. GEYER
Name: Fred H. Geyer
Title: Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC GOLDMAN, SACHS & CO.

Acting on behalf of themselves and as the Representatives of the several Purchasers

By CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ JAMES STEC
Name: James Stec
Title: Director

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse First Boston LLC	$93,750,000.00
Goldman, Sachs & Co.	$31,250,000.00

Total	$125,000,000.00

SCHEDULE B

Guarantors

True Temper Sports, PRC Holdings, Inc.

El Cajon Equipment Corporation

SCHEDULE C

Subsidiaries

True Temper Sports, PRC Holdings, Inc.

El Cajon Equipment Corporation

Jineng Composite Materials & Products (Guangzhou) Company Limited

SCHEDULE D

Material Agreements

1.               Indenture dated as of November 23, 1998 between the Company and United States Trust of New York.

2.               Stockholders Agreement to be dated as of the Closing Date among True Temper Corporation, TTS Holdings LLC and certain stockholders party thereto.

3.               Management Services Agreement to be dated as of the Closing Date between True Temper Sports, Inc. and GGEP Management, L.L.C.

4.               Stock Purchase Agreement dated as of January 30, 2004 among TTS Holdings LLC, True Temper Corporation, True Temper Sports, LLC and certain security holders party thereto.

5.               True Temper Corporation 2004 Equity Incentive Plan to be dated as of the Closing Date.

6.               Credit Agreement to be dated as of the Closing Date among True Temper Corporation, True Temper Sports, Inc., Credit Suisse First Boston, acting through its Cayman Islands Branch and the lenders party thereto.

7.               Tax Sharing Agreement to be dated as of the Closing Date between True Temper Corporation and True Temper Sports, Inc.